Exhibit 10.1

Second FORBEARANCE AGREEMENT

This Second Forbearance Agreement (“Agreement”), dated effective as of July 15, 2025, is made by and between BION ENVIRONMENTAL TECHNOLOGIES, INC., a Colorado corporation with an address of P.O. Box 323, Old Bethpage, NY 11804 (“Borrower”), and BION BLG LLC, a Montana limited liability company with an address of P.O. Box 31955, Billings, MT 59107 (“Lender”).

RECITALS

A.	On October 15, 2024, Borrower executed a Promissory Note (“Note”) in favor of Lender, promising to pay the outstanding balance of up to $500,000.00 to Lender under the terms and conditions of the Note.
B.	In connection with the Note, Borrower also executed a Security Agreement in favor of Lender, pledging Borrower’s intangible assets, including certain issued U.S. patents. Lender perfected its interest in the collateral by filing a UCC financing statement with the Colorado Secretary of State on November 5, 2024. Collectively, the Note, Security Agreement, and financing statement constitute the “Loan Agreement.”
C.	Borrower is in default under the Note based on Borrower’s failure to secure $3,000,000.00 in funding prior to the Maturity Date and Borrower’s stated inability to repay its current creditors, including Lender.
D.	In addition, on March 21, 2025, Dilling Group, Inc. sued Borrower and other defendants related to contracting work performed in Fair Oaks, Indiana. The litigation is entitled Dilling Group, Inc. v. The Hamstra Group, Inc. et al. Cause No. 56C01-2503-MF-000316 before the Newton County, Indiana Superior Court (the “Fair Oaks Lawsuit”).
E.	Borrower requested, and Lender granted, a request for Lender to forbear from exercising its rights and remedies under the Loan Agreement following Borrower’s default and failure to pay the Note balance on the maturity date.
F.	Borrower and Lender entered into a Forbearance Agreement effective as of April 15, 2025 to facilitate Borrower’s forbearance request.
G.	Borrower has breached the Forbearance Agreement by failing to raise the additional investment contributions required under the Forbearance Agreement.
H.	Borrower has requested Lender to again forbear from exercising its rights and remedies under the Loan Agreement and the Forbearance Agreement.
I.	Lender is willing to forbear from exercising certain rights and remedies for a limited time, so long as Borrower complies with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Agreement, the parties agree as follows:

1. Borrower Acknowledgments. Borrower acknowledges and agrees that:

a. Recitals. The above recitals are true and correct.

b. Defaults. Borrower is in default under the Loan Agreement. Specifically, Borrower failed to raise $3,000,000.00 within six (6) months of the date of the Loan Agreement. Further, Borrower lacks the funds to pay its current creditors in full, and Borrower cannot repay Lender in full on the Maturity Date.

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In addition, Borrower is in default under the Forbearance Agreement. Specifically, Borrower failed to raise the additional investment funding by the end of the Forbearance Period.

c. Loan Documents; Forbearance Agreement. The Promissory Note, and all other agreements, instruments, and other documents executed in connection with or relating to collateral or obligations of Borrower are legal, valid, binding, and enforceable against Borrower in accordance with their terms. The terms of the Promissory Note remain unchanged except as expressly modified by this Agreement and the Forbearance Agreement.

The Forbearance Agreement is legal, valid, binding, and enforceable against Borrower in accordance with its terms. The terms of the Forbearance Agreement remain unchanged except as expressly modified by this Agreement.

d. Obligations. Obligations of Borrower under the Promissory Note are not subject to any setoff, deduction, claim, counterclaim, or defenses of any kind or character whatsoever.

e. Collateral. Borrower maintains title to all patent collateral securing the Note.

f. Right to Accelerate. Lender has the right to demand immediate payment of the obligations under the Note.

g. Default Notice. To the extent required by the Promissory Note, Borrower acknowledges timely and proper notice of default and the opportunity to cure (if any) and waives any rights to receive further notice of the defaults described in this Agreement.

h. Default Interest Rate. As partial consideration for Lender’s forbearance in this Agreement, the interest rate under the Note shall be increased to a rate of nine percent (9%) until the defaults are cured.

i. No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement, constitute a waiver or consent to the current payment defaults, other current defaults that may exist, or any future defaults under the Note or related agreements.

j. Preservation of Rights and Remedies. Upon expiration of the Forbearance Period (defined below), all of Lender’s rights and remedies under the Loan Agreement and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

k. Lender Conduct. Lender has fully and timely performed all obligations and duties in compliance with the Loan Agreement and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

2. Purpose of Forbearance. The purpose of this Agreement is to provide Borrower time to generate sufficient cashflow to repay the Note in full.

3. Lender Forbearance.

a. Forbearance Period. Subject to compliance by Borrower with the terms and conditions of this Agreement, Lender agrees to forbear from exercising its rights and remedies against Borrower under the Loan Agreement with respect to the existing defaults during the period (the “Forbearance Period”) commencing on the date of this Agreement and ending on the earlier to occur of (i) January 15, 2026 and (ii) the date that any Forbearance Default (defined below) occurs. Lender’s forbearance shall immediately and automatically cease without notice or further action on the earlier to occur of (i) or (ii) (the “Termination Date”). On and from the Termination Date, Lender may, in its sole discretion, exercise any and all remedies available under the Loan Agreement or the Forbearance Agreement by reason of the occurrence or the continuation of any default.

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b. Extension of Forbearance Period. Lender may extend the Forbearance Period in its sole and absolute discretion.

c. Scope of Forbearance. During the Forbearance Period, Lender will not (i) initiate proceedings to collect under the Loan Agreement or the Forbearance Agreement; or (ii) repossess or dispose of any of the collateral.

4. Fees and Expenses. Borrower acknowledges the following fees will be paid to Lender at the time of executing this Agreement.

a. Any professional fees or other expenses (including Lender’s attorneys’ fees) incurred in connection with the preparation and negotiation of this Agreement or otherwise incurred in the enforcement of this Note, the Forbearance Agreement, or preservation of Lender’s security (as further described in the Note).

b. Any fees or costs to perfect Lender’s security interest in the collateral.

In addition to the above, fees incurred after execution of this Agreement under this section shall be payable by Borrower and added to the principal balance of the Note.

5. Loan Amendments. In connection with this Agreement, Borrower and Lender agree to amend the outstanding loan as follows:

a. The Delivery/Use of Proceeds Section 4(b) of the Note is amended as follows: Funds from the Note for payment of operating expenses are fully disbursed. Up to $100,000.00 of the remaining undisbursed balance of the Note shall be disbursed to Borrower, subject to conditions described below, to be used by Borrower to fund its legal fees in a defense of any action relating to the Fair Oaks, Indiana facility and improvements owned by Borrower.

Lender’s obligation to disburse additional loan funds shall be limited by Borrower’s obligation to raise $3,000,000.00 in additional investment, as more particularly described in Section 8(h) below. The portion of the $100,000.00 in undisbursed funds available for disbursement shall equal the proportion of the $3,000,000.00 in subsequent investment contributions raised by Borrower. For example, to date, Borrower has raised $451,000.00 of the $3,000,000 (15.03%) that Borrower committed to raise. Thus, up to $15,030.00 is available for disbursement, subject to the additional conditions in this Agreement and this section.

Lender shall disburse funds to Borrower after Borrower provides Lender with invoices and all other documentation requested by Lender to document the legal fees described in this section. Lender’s obligation to disburse additional loan proceeds will immediately terminate upon the event of a Forbearance Default, and the maximum amount of additional funds to be disbursed by Lender shall be $100,000.00.

6. Payments During Forbearance Period. Borrower is not required to make payments during the Forbearance Period. Borrower may prepay the past due balance without penalty. Borrower shall pay Lender at the address listed above.

7. Representations and Warranties. Borrower represents and warrants that all representations and warranties relating to it contained in the Loan Agreement remain true and correct as of the date of this agreement, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower further represents and warrants that:

a. Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors' rights generally and to general principles of equity.

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b. No Violation. The execution, delivery, and performance of this Agreement do not and will not (i) violate any law, regulation, or court order to which Borrower is subject; or (ii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Lender.

c. No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against or affecting Borrower or against any of their property or assets with respect to the Note or any of the transactions contemplated in this Agreement or the Note.

d. Advice of Counsel. Borrower has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing or has knowingly waived the right to do so.

8. Covenants. To induce Lender to forbear from the exercise of its rights and remedies as set forth above, Borrower covenants and agrees that, during the Forbearance Period:

a. Compliance with Loan Agreement. Borrower shall continue to perform and observe all covenants, terms, conditions, and other obligations contained in this Agreement, the Promissory Note (as expressly modified by this Agreement), the Loan Agreement, and the Forbearance Agreement, except with respect to the defaults noted above.

b. Perfection of Lender’s Liens. Borrower shall execute and deliver all documents as Lender determines necessary or advisable to perfect or protect Lender’s security interests, mortgages, or liens granted by Borrower to Lender.

c. Obligations to Third Parties. Borrower shall continue to pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all liabilities and obligations arising in the ordinary course of business, excluding existing obligations as of the Effective Date of the Forbearance Agreement during the Forbearance Period.

d. Notification Requirements. Borrower shall immediately notify Lender in writing of any circumstance by a person or entity asserting a lien, encumbrance, security interest, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution, or similar process or any claim of control) against Borrower or any of its property (each, an “Adverse Claim”). The parties shall provide Lender all documentation and other information Lender may request regarding such Adverse Claim. Further, Borrower shall provide Lender all documentation and other information Lender may request regarding the Fair Oaks Lawsuit.

e. Sale of Assets. Borrower shall not sell, convey, transfer, assign, lease, abandon, or otherwise dispose of any of its assets, tangible or intangible, except in the ordinary course of business, without Lender’s prior written consent.

f. Further Assurances. Borrower shall take any and all actions of any kind or nature whatsoever, and execute and deliver additional documents, that relate to this Agreement and the transactions contemplated under this Agreement.

g. Financial Statements. On a weekly basis, Borrower shall provide Lender with a Debts-Balance BLG balance sheet which shall include all aging and outstanding accounts payable, along with a Private Placement Investor Report on a weekly basis during the Forbearance Period, along with any other documents requested by Lender relating to Borrower’s ongoing operations. In addition, Borrower shall provide Lender with a Consolidated Balance Sheet within fourteen (14) days of the end of each calendar quarter.

h. Subsequent Equity Contributions. In addition to the $451,000.00 raised to date, Borrower shall raise an additional $2,549,000.00 during the Forbearance Period, either through equity or debt investment from current or new investors; equity or debt investment by strategic partners; license agreements or payments, or a combination of similar fundraising methods. Borrower shall raise $2,549,000.00 by the end of the Forbearance Period. A failure to raise additional monies by the deadlines established in this section will constitute a Forbearance Default.

9. Release of Claims and Waiver of Defenses. Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, and attorneys hereby forever, fully, unconditionally and irrevocably waives and releases Lender and any successors, assigns, parents, subsidiaries, affiliates, officers, directors, members, managers, employees, attorneys, and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from, or related to any act or omission by Lender or any other Releasee with respect to the Note, the Loan Agreement, the Forbearance Agreement, and any collateral, other than for willful acts or omissions, on or before the date of this Agreement (collectively, the “Claims”). Borrower further agrees that Borrower shall not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Claim.

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10.     Events of Default. The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

a. Borrower shall fail to abide by or observe any term, condition, covenant, or other provision contained in this Agreement or any document related to or executed in connection with this Agreement.

b. A default or event of default shall occur under the Note, the Forbearance Agreement or any document related to or executed in connection with this Agreement, the Forbearance Agreement, or the Loan Agreement, other than the existing defaults as specifically provided in this Agreement.

c. Borrower:

i.	experiences circumstances whereby its financial position becomes worse than its financial position as of the Effective Date of the Forbearance Agreement.

ii.	is generally not, or is unable to, or admits in writing its inability to, pay its debts or work out suitable payment plans with its creditors as they become due following the Effective Date of the Forbearance Agreement.

iii.	fails to raise $2,549,000.00 in funding by the dates identified in Section 8(h).

iv.	(i) commences any case, proceeding, or other action under any existing or future laws relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate Borrower as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to him or his debts, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for him or for all or any substantial part of his assets, or (ii) makes a general assignment for the benefit of creditors;

v.	has commenced against Borrower in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed, or unbonded for sixty (60) days.

d. A tax lien, warrant, or levy is imposed on Borrower or any collateral.

e. Any other creditor of Borrower commences an action against Borrower seeking to collect any debt, obligation, or liability, other than the Fair Oaks Lawsuit or other action relating to the Fair Oaks, Indiana facility and improvements owned by Borrower.

f. Any representation or warranty of Borrower made in this Agreement shall be false, misleading, or incorrect in any material respect when made.

11.     Remedies. Immediately upon the occurrence of a Forbearance Default:

a. The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

b. Lender shall be entitled to exercise any or all of its rights and remedies under this Agreement, the Loan Agreement, the Forbearance Agreement, or the Note, any stipulations or other documents executed in connection with or related to this Agreement, or applicable law.

12.     Miscellaneous.

a. Integration; Modification of Agreement. This Agreement, the Note, the Forbearance Agreement, and the Loan Agreement embody the entire understanding between the parties and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered, or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter.

b. Notices. All notices required or permitted under this Agreement shall be in writing and shall be effective: (i) upon personal delivery to the recipient; (ii) when sent by confirmed electronic mail during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day; (iii) three calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Communications by mail shall be sent to the addresses identified in the introductory paragraph to this Agreement.

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c. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

d. Full Force and Effect. The Note, Loan Agreement, and Forbearance Agreement shall remain unchanged in full force and effect and continue to govern and control the relationship between the parties, except to the extent they are inconsistent with, superseded, or were expressly modified by this Agreement. To the extent of any inconsistency, amendment, or superseding provision, this Agreement shall govern and control.

e. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and assigns, provided that the Borrower’s rights under this Agreement are not assignable. Lender may assign his rights and interests under this Agreement, the Note, and all documents executed in connection with or related to this Agreement, at any time without the consent of or notice to Borrower.

f. Governing Law. Following the Effective Date, this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Montana without regard to conflict of laws.

g. No Waiver. Lender’s failure to exercise, or delay in exercising, any right, remedy, power, or privilege under this Agreement shall not operate as a waiver.

h. Cumulative Rights. The rights, remedies, powers, and privileges in this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by the Note or by law.

i. Electronic Signatures and Counterparts. A copy of this Agreement transmitted by authenticated electronic signature (e.g. AdobeSign, DocuSign, etc.) or by email containing the signature of any party shall be accepted as the original and shall be binding upon the signing party to the same extent as would a copy of this Agreement containing the party’s original signature. Upon request of a party, a party signing and delivering this Agreement by e-mail shall deliver to the requesting party a copy of this Agreement containing the signing party’s original signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same document. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

j. Application of Payments. Lender may apply any and all payments it receives from Borrower as Lender shall determine in Lender’s sole discretion.

k. Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date identified in the introductory paragraph.

BORROWER

BION ENVIRONMENTAL TECHNOLOGIES, INC.
a Colorado corporation

By:	Stephen Craig Scott
Its:	CEO

LENDER

BION BLG LLC
a Montana limited liability company

By:	Turk Stovall
Its:	Member